Exhibit 99.1

DFIN Reports Third Quarter 2019 Results

CHICAGO- November 5, 2019 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the third quarter 2019.

Highlights:

•	Third-quarter net sales of $195.9 million
•	Third-quarter GAAP net earnings of $14.7 million, or $0.43 per diluted share
•	Third-quarter Non-GAAP adjusted EBITDA of $31.1 million, or 15.9% of net sales
•	Third-quarter operating cash flow of $61.1 million; third-quarter free cash flow(1) of $52.2 million
•	Completed a sale-leaseback of the Secaucus, New Jersey printing facility in the third quarter, resulting in net proceeds of approximately $21 million

(1)	Defined as operating cash flow less capital expenditures

“We continue to see proof points indicating that our digital-focused strategy is working, making ongoing progress against our strategy to increase our mix of SaaS-based revenue.  In addition to the 12.8% year-over-year growth in ActiveDisclosure third-quarter net sales, several marquee clients subscribed to our ArcPro offering, further increasing our base of recurring revenues,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “The global environment for Capital Markets transactional activity remained challenging throughout the third quarter, primarily as a result of the M&A market, which also impacted net sales in our Venue dataroom.  Given the environment, we continued to manage costs, resulting in an adjusted EBITDA margin of 15.9% in the third quarter of 2019, 150 basis points higher than last year’s third quarter. We ended the third quarter with net leverage of 2.5x and remain committed to our disciplined approach to capital deployment, expecting to end the year at or below the low end of our targeted leverage range of 2.25x to 2.75x.”

Net Sales

Net sales in the third quarter of 2019 were $195.9 million, a decrease of $21.0 million, or 9.7%, from the third quarter of 2018 driven largely by lower capital markets transactions, lower mutual fund print and print-related services and the impact of the sale of the Language Solutions business. After adjusting for the 2018 sale of the Language Solutions business, changes in foreign exchange rates and the 2018 acquisition of eBrevia, organic net sales decreased 8.2% from the third quarter of 2018.

GAAP Earnings

Third-quarter 2019 net earnings were $14.7 million, or $0.43 earnings per diluted share, compared to net earnings of $48.0 million, or $1.40 earnings per diluted share, in the third quarter of 2018. The third quarter 2019 net earnings included an after-tax gain of $14.3 million, or $0.41 per diluted share, related to the sale of the Company’s Secaucus, New Jersey facility and after-tax charges of $4.2 million, or $0.11 per diluted share, all of which are excluded from the presentation of non-GAAP earnings. Third quarter 2018 includes an after-tax gain of $38.4 million, or $1.13 per diluted share, related to the gain on the sale of Language Solutions, an after-tax gain of $8.5 million, or $0.25 per diluted share, related to the gain on an equity investment and after-tax charges of $8.3 million, or $0.25 per diluted share, all of which are excluded from the presentation of non-GAAP earnings.

Non-GAAP Adjusted EBITDA and Net Earnings

Non-GAAP adjusted EBITDA in the third quarter of 2019 was $31.1 million, compared to $31.3 million in the third quarter of 2018.  Non-GAAP adjusted EBITDA margin in the third quarter of 2019 was 15.9%, 150 basis points higher than in the third quarter of 2018.  The slight decrease in Non-GAAP adjusted EBITDA was primarily driven by lower Capital Markets transactional activity as well as lower mutual fund-related net sales and the impact of the sale of the Language Solutions business, partially offset by the impact of cost saving initiatives and lower incentive compensation.

Non-GAAP net earnings totaled $4.6 million, or $0.13 per diluted share, in the third quarter of 2019 compared to non-GAAP net earnings of $9.4 million, or $0.27 per diluted share, in the third quarter of 2018.  Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings, as well as non-GAAP adjusted EBITDA margin, are presented in the attached schedules.

Sale of the Language Solutions Business

On July 22, 2018, the Company sold its Language Solutions business for net proceeds of $77.5 million in cash.  As such, third-quarter 2019 results exclude Language Solutions, while third-quarter 2018 results include Language Solutions.  The sale negatively impacted the third-quarter net sales comparison by $3.2 million and negatively impacted the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $1.2 million and $0.5 million, respectively, inclusive of estimated net stranded costs.

On a full-year basis for 2019, the sale negatively impacts the year-over-year net sales comparison by $41.8 million and negatively impacts the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $12.0 million and $3.0 million, respectively, inclusive of estimated net stranded costs.

2019 Guidance

The Company provides the following updated full-year guidance for 2019, which reflects the weak third-quarter capital markets transactional environment continuing for the balance of the year.  In addition, taxes and fees associated with the sale of the Secaucus, New Jersey facility are expected to have a negative impact on 2019 full-year free cash flow of approximately $10 million.

	Current Guidance	Previous Guidance
Net sales	$870 to $890 million	$910 to $940 million
Non-GAAP adjusted EBITDA	Approximately $135 million	$145 to $155 million
Depreciation and amortization	Approximately $50 million	Approximately $48 million
Interest expense	Approximately $34 million	Approximately $35 million
Non-GAAP effective tax rate(1)	Approximately 32%	29% to 31%
Diluted share count	Approximately 35 million	Approximately 35 million
Capital expenditures	Approximately $45 million	$40 to $45 million
Free cash flow(2)	$20 to $25 million	$40 to $45 million

(1)	Current guidance includes impact of a valuation allowance on certain operations

(2)

Defined as operating cash flow less capital expenditures; current guidance includes approximately $10 million of payments for taxes and fees associated with the sale of the Secaucus, New Jersey facility that were not contemplated in the Company’s previous guidance.

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.”  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, acquisition-related expenses, gains or losses on investments and business disposals and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call Details

DFIN will hold a conference call and webcast today, Tuesday, November 5, 2019 at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss its third-quarter fiscal year 2019 financial results, provide a general business update and respond to investor questions.

The conference call can be accessed via telephone as follows:

Domestic toll-free #: 833-227-5840

International toll #: 647-689-4064

Conference ID: 8674475

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 12:00 a.m. Eastern time, November 5, 2019 until 11:59 p.m. Eastern time, November 12, 2019. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The Conference ID for the replay is: 8674475. The replay will also be available as a webcast on the Company’s investor relations website.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release contains certain non-GAAP measures, including non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

Our non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates and the purchase or disposition of businesses.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2018, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

As of September 30, 2019 and December 31, 2018

(UNAUDITED)

(in millions, except per share data)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$32.1	$47.3
Receivables, less allowances for doubtful accounts of $9.3 in 2019 (2018 - $7.9)	201.2	172.9
Inventories	13.7	12.1
Prepaid expenses and other current assets	21.0	16.7
Total Current Assets	268.0	249.0
Property, plant and equipment - net	25.0	32.2
Right-of-use assets	85.7	—
Software - net	53.6	47.8
Goodwill	450.2	450.0
Other intangible assets - net	26.3	37.2
Deferred income taxes	10.8	9.7
Other noncurrent assets	42.7	42.8
Total Assets	$962.3	$868.7

Liabilities
Accounts payable	$50.6	$72.4
Accrued liabilities	142.9	126.0
Total Current Liabilities	193.5	198.4
Long-term debt	364.1	362.7
Deferred compensation liabilities	19.8	19.5
Pension and other postretirement benefits plan liabilities	47.7	51.3
Noncurrent lease liabilities	63.2	—
Other noncurrent liabilities	7.9	10.8
Total Liabilities	696.2	642.7

Equity
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued: 34.5 shares in 2019 (2018 - 34.2 shares)	0.3	0.3
Treasury stock, at cost: 0.2 shares in 2019 (2018 - 0.1 shares)	(3.7)	(2.4)
Additional paid-in capital	224.0	216.5
Retained earnings	124.9	94.3
Accumulated other comprehensive loss	(79.4)	(82.7)
Total Equity	266.1	226.0
Total Liabilities and Equity	$962.3	$868.7

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Services net sales	$130.4	$138.5	$419.5	$485.9
Products net sales	65.5	78.4	264.9	276.8
Total net sales	195.9	216.9	684.4	762.7
Services cost of sales (1)	66.9	75.5	217.9	253.4
Products cost of sales (1)	54.4	57.8	206.3	204.1
Total cost of sales (1)	121.3	133.3	424.2	457.5
Selling, general and administrative expenses (SG&A) (1)	46.2	62.6	159.0	203.8
Restructuring, impairment and other charges - net	2.8	0.8	8.7	4.1
Depreciation and amortization	12.7	11.6	36.8	33.1
Other operating income (2)	(19.2)	(53.5)	(16.4)	(53.5)
Income from operations	32.1	62.1	72.1	117.7
Interest expense - net	8.6	8.4	26.6	27.2
Investment and other income - net	(0.5)	(14.0)	(1.6)	(15.6)
Earnings before income taxes	24.0	67.7	47.1	106.1
Income tax expense (3)	9.3	19.7	16.5	31.5
Net earnings	$14.7	$48.0	$30.6	$74.6
Net earnings per share:
Basic net earnings per share	$0.43	$1.42	$0.90	$2.21
Diluted net earnings per share	$0.43	$1.40	$0.89	$2.19
Weighted average number of common shares outstanding:
Basic	34.2	33.9	34.1	33.8
Diluted	34.3	34.2	34.2	34.0
Additional information:
Gross margin (1)	38.1%	38.5%	38.0%	40.0%
SG&A as a % of total net sales (1)	23.6%	28.9%	23.2%	26.7%
Operating margin	16.4%	28.6%	10.5%	15.4%
Effective tax rate (3)	38.8%	29.1%	35.0%	29.7%

(1)	Exclusive of depreciation and amortization
(2)

Includes the gain on sale of a building and a loss related to the July 2018 disposition of the Language Solutions business for the nine months ended September 30, 2019 as well as the gain on the sale of the Language Solutions business recognized during the nine months ended September 30, 2018

(3)	Includes the impact of a valuation allowance recognized on certain operations for the three and nine months ended September 30, 2019

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2019					For the Nine Months Ended September 30, 2019
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$46.2	$32.1	16.4%	$14.7	$0.43	$159.0	$72.1	10.5%	$30.6	$0.89
Non-GAAP adjustments:
Gain on sale of building	—	(19.2)	(9.8%)	(14.3)	(0.41)	—	(19.2)	(2.8%)	(14.3)	(0.41)
Restructuring, impairment and other charges - net	—	2.8	1.4%	2.0	0.06	—	8.7	1.3%	6.5	0.19
Share-based compensation expense	(2.6)	2.6	1.3%	1.9	0.05	(7.7)	7.7	1.1%	5.7	0.17
Loss on sale of business	—	—	—	—	—	—	2.8	0.4%	2.1	0.06
Investor-related expenses	—	—	—	—	—	(1.5)	1.5	0.2%	1.1	0.03
Spin-off related transaction expenses	—	—	—	—	—	(0.4)	0.4	0.1%	0.3	0.01
Acquisition-related expenses	(0.1)	0.1	0.1%	0.1	—	(0.1)	0.1	—	0.1	—
Income tax adjustments (1)	—	—	—	0.2	—	—	—	—	0.1	—
Total Non-GAAP adjustments	(2.7)	(13.7)	(7.0%)	(10.1)	(0.30)	(9.7)	2.0	0.3%	1.6	0.05
Non-GAAP measures	$43.5	$18.4	9.4%	$4.6	$0.13	$149.3	$74.1	10.8%	$32.2	$0.94

	For the Three Months Ended September 30, 2018					For the Nine Months Ended September 30, 2018
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$62.6	$62.1	28.6%	$48.0	$1.40	$203.8	$117.7	15.4%	$74.6	$2.19
Non-GAAP adjustments:
Gain on sale of business	—	(53.5)	(24.7%)	(38.4)	(1.13)	—	(53.5)	(7.0%)	(38.4)	(1.13)
Gain on equity investment	—	—	—	(8.5)	(0.25)	—	—	—	(8.5)	(0.26)
Restructuring, impairment and other charges - net	—	0.8	0.4%	0.6	0.02	—	4.1	0.5%	3.0	0.09
Spin-off related transaction expenses	(3.7)	3.7	1.7%	2.9	0.09	(19.9)	19.9	2.6%	14.5	0.43
Share-based compensation expense	(2.1)	2.1	1.0%	1.6	0.05	(7.2)	7.2	0.9%	5.3	0.16
Disposition-related expenses	(4.5)	4.5	2.1%	3.2	0.09	(6.5)	6.5	0.9%	4.7	0.14
Acquisition-related expenses	—	—	—	—	—	(0.5)	0.5	0.1%	0.3	0.01
Total Non-GAAP adjustments	(10.3)	(42.4)	(19.5%)	(38.6)	(1.13)	(34.1)	(15.3)	(2.0%)	(19.1)	(0.56)
Non-GAAP measures	$52.3	$19.7	9.1%	$9.4	$0.27	$169.7	$102.4	13.4%	$55.5	$1.63

(1)

During the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 “Compensation–Stock Compensation (Topic 718): Improvements to Employee Share Based Payment Accounting," which required all excess tax benefits and tax deficiencies to be recognized as discrete items within income tax expense or benefit in the income statement in the reporting period in which they occur. Beginning in the first quarter of 2019, these discrete tax items are excluded from Non-GAAP income tax expense or benefit.  Prior periods have not been revised.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended September 30, 2019
Net sales	$173.7	$22.2	$—	$195.9
Income (loss) from operations	39.2	(0.9)	(6.2)	32.1
Operating margin %	22.6%	(4.1%)	nm	16.4%

Non-GAAP Adjustments
Gain on sale of building	(19.2)	—	—	(19.2)
Restructuring, impairment and other charges - net	1.6	—	1.2	2.8
Share-based compensation expense	—	—	2.6	2.6
Acquisition-related expenses	—	—	0.1	0.1
Total Non-GAAP adjustments	(17.6)	—	3.9	(13.7)

Non-GAAP income (loss) from operations	$21.6	$(0.9)	$(2.3)	$18.4
Non-GAAP operating margin %	12.4%	(4.1%)	nm	9.4%

Depreciation and amortization	10.6	2.0	0.1	12.7
Non-GAAP Adjusted EBITDA	$32.2	$1.1	$(2.2)	$31.1
Non-GAAP Adjusted EBITDA margin %	18.5%	5.0%	nm	15.9%

For the Three Months Ended September 30, 2018
Net sales	$185.5	$31.4	$—	$216.9
Income (loss) from operations	48.4	27.0	(13.3)	62.1
Operating margin %	26.1%	86.0%	nm	28.6%

Non-GAAP Adjustments
Gain on sale of business	(26.6)	(26.9)	—	(53.5)
Restructuring, impairment and other charges - net	0.6	0.1	0.1	0.8
Spin-off related transaction expenses	1.6	—	2.1	3.7
Share-based compensation expense	—	—	2.1	2.1
Disposition-related expenses	—	1.2	3.3	4.5
Total Non-GAAP adjustments	(24.4)	(25.6)	7.6	(42.4)

Non-GAAP income (loss) from operations	$24.0	$1.4	$(5.7)	$19.7
Non-GAAP operating margin %	12.9%	4.5%	nm	9.1%

Depreciation and amortization	10.3	1.2	0.1	11.6
Non-GAAP Adjusted EBITDA	$34.3	$2.6	$(5.6)	$31.3
Non-GAAP Adjusted EBITDA margin %	18.5%	8.3%	nm	14.4%

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Nine Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Nine Months Ended September 30, 2019
Net sales	$599.7	$84.7	$—	$684.4
Income (loss) from operations	100.9	(2.6)	(26.2)	72.1
Operating margin %	16.8%	(3.1%)	nm	10.5%

Non-GAAP Adjustments
Gain on sale of building	(19.2)	—	—	(19.2)
Restructuring, impairment and other charges - net	4.9	1.0	2.8	8.7
Share-based compensation expense	—	—	7.7	7.7
Loss on sale of business	1.2	1.6	—	2.8
Investor-related expenses	—	—	1.5	1.5
Spin-off related transaction expenses	—	—	0.4	0.4
Acquisition-related expenses	—	—	0.1	0.1
Total Non-GAAP adjustments	(13.1)	2.6	12.5	2.0

Non-GAAP income (loss) from operations	$87.8	$—	$(13.7)	$74.1
Non-GAAP operating margin %	14.6%	---%	nm	10.8%

Depreciation and amortization	31.0	5.4	0.4	36.8
Non-GAAP Adjusted EBITDA	$118.8	$5.4	$(13.3)	$110.9
Non-GAAP Adjusted EBITDA margin %	19.8%	6.4%	nm	16.2%

For the Nine Months Ended September 30, 2018
Net sales	$641.1	$121.6	$—	$762.7
Income (loss) from operations	121.7	31.1	(35.1)	117.7
Operating margin %	19.0%	25.6%	nm	15.4%

Non-GAAP Adjustments
Gain on sale of business	(26.6)	(26.9)	—	(53.5)
Restructuring, impairment and other charges - net	1.9	1.9	0.3	4.1
Spin-off related transaction expenses	15.6	—	4.3	19.9
Share-based compensation expense	—	—	7.2	7.2
Disposition-related expenses	—	1.2	5.3	6.5
Acquisition-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	(9.1)	(23.8)	17.6	(15.3)

Non-GAAP income (loss) from operations	$112.6	$7.3	$(17.5)	$102.4
Non-GAAP operating margin %	17.6%	6.0%	nm	13.4%

Depreciation and amortization	28.7	4.0	0.4	33.1
Non-GAAP Adjusted EBITDA	$141.3	$11.3	$(17.1)	$135.5
Non-GAAP Adjusted EBITDA margin %	22.0%	9.3%	nm	17.8%

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2019	2018
Net earnings	$30.6	$74.6
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	36.8	33.1
Provision for doubtful accounts receivable	3.3	4.5
Share-based compensation	7.7	7.2
Deferred income taxes	(1.6)	6.4
Changes in uncertain tax positions	—	(0.2)
Net pension plan income	(1.5)	(2.4)
Gain on change in fair value of investment	—	(11.8)
Gain on sale of building	(19.2)	—
Loss (gain) on disposition	2.8	(53.5)
Other	23.0	0.6
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(31.9)	(70.8)
Inventories	(1.6)	(2.7)
Prepaid expenses and other current assets	0.9	2.5
Accounts payable	(22.3)	3.4
Income taxes payable and receivable	(3.2)	17.2
Accrued liabilities and other	(27.2)	4.0
Pension and other postretirement benefits plan contributions	(0.8)	(1.7)
Net cash (used in) provided by operating activities	$(4.2)	$10.4
Capital expenditures	(35.1)	(22.8)
Proceeds from sale of building	30.6	—
Acquisition of business, net of cash acquired	(2.6)	—
(Purchase) sale of investment	(2.3)	3.1
Proceeds from disposition	—	77.1
Net cash (used in) provided by investing activities	$(9.4)	$57.4
Revolving facility borrowings	413.0	255.0
Payments on revolving facility borrowings	(413.0)	(255.0)
Payments on long-term debt	—	(62.5)
Proceeds from issuance of common stock	—	1.2
Treasury share repurchases	(1.3)	(0.8)
Debt issuance costs	(0.2)	—
Net cash used in financing activities	$(1.5)	$(62.1)
Effect of exchange rate on cash, cash equivalents and restricted cash	2.2	(1.5)
Net (decrease) increase in cash, cash equivalents and restricted cash	(12.9)	4.2
Cash, cash equivalents and restricted cash at beginning of year	47.4	52.0
Cash, cash equivalents and restricted cash at end of period	$34.5	$56.2

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions)

Additional Information:
	2019	2018
For the Nine Months Ended September 30:
Net cash (used in) provided by operating activities	$(4.2)	$10.4
Less: capital expenditures	35.1	22.8
Free cash flow	$(39.3)	$(12.4)

	2019	2018
For the Six Months Ended June 30:
Net cash used in operating activities	$(65.3)	$(50.2)
Less: capital expenditures	26.2	15.6
Free cash flow	$(91.5)	$(65.8)

	2019	2018
For the Three Months Ended September 30:
Net cash provided by operating activities	$61.1	$60.6
Less: capital expenditures	8.9	7.2
Free cash flow	$52.2	$53.4

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three and Nine Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2019	$97.1	$76.6	$—	$173.7	$22.2	$195.9

For the Three Months Ended September 30, 2018 (1)	102.5	81.8	1.2	185.5	31.4	216.9

Net sales change	(5.3%)	(6.4%)	(100.0%)	(6.4%)	(29.3%)	(9.7%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(1.9%)	(0.3%)

Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(0.7%)	(6.4%)	(1.5%)

Year-over-year impact of the eBrevia acquisition	0.6%	—%	—%	0.3%	—%	0.3%

Net organic sales change (2)	(5.9%)	(6.4%)	—%	(6.0%)	(21.0%)	(8.2%)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2019	$335.1	$264.6	$—	$599.7	$84.7	$684.4

For the Nine Months Ended September 30, 2018 (1)	364.6	262.8	13.7	641.1	121.6	762.7

Net sales change	(8.1%)	0.7%	(100.0%)	(6.5%)	(30.3%)	(10.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(2.3%)	(0.4%)

Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(2.2%)	(23.1%)	(5.4%)

Year-over-year impact of the eBrevia acquisition	0.5%	—%	—%	0.3%	—%	0.2%

Net organic sales change (2)	(8.6%)	0.7%	—%	(4.6%)	(4.9%)	(4.7%)

(1)	Adjusted for the impact of changes in FX rates, the Language Solutions disposition and the eBrevia acquisition.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended September 30, 2019 and 2018

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
GAAP net earnings (loss)	$29.6	$14.7	$17.3	$(1.4)	$(1.0)

Adjustments
Income tax expense (benefit)	14.1	9.3	7.5	(0.3)	(2.4)
Interest expense-net	36.1	8.6	9.1	8.9	9.5
Investment and other income-net	(4.3)	(0.5)	(0.5)	(0.6)	(2.7)
Depreciation and amortization	49.5	12.7	12.0	12.1	12.7
Gain on sale of building	(19.2)	(19.2)	—	—	—
Restructuring, impairment and other charges-net	9.0	2.8	3.8	2.1	0.3
Share-based compensation expense	9.7	2.6	3.6	1.5	2.0
Investor-related expenses	2.0	—	0.5	1.0	0.5
Spin-off related transaction expenses	0.6	—	—	0.4	0.2
Loss (gain) on sale of business	2.5	—	2.8	—	(0.3)
Disposition-related expenses	0.3	—	—	—	0.3
Acquisition-related expenses	0.4	0.1	—	—	0.3
Total Non-GAAP adjustments	100.7	16.4	38.8	25.1	20.4

Non-GAAP adjusted EBITDA	$130.3	$31.1	$56.1	$23.7	$19.4

Net sales	$884.7	$195.9	$258.9	$229.6	$200.3
Non-GAAP adjusted EBITDA margin %	14.7%	15.9%	21.7%	10.3%	9.7%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
GAAP net earnings (loss)	$50.9	$48.0	$18.9	$7.7	$(23.7)

Adjustments
Income tax expense	56.0	19.7	8.3	3.5	24.5
Interest expense-net	37.4	8.4	9.8	9.0	10.2
Investment and other income-net	(16.5)	(14.0)	(0.8)	(0.8)	(0.9)
Depreciation and amortization	45.9	11.6	11.1	10.4	12.8
Restructuring, impairment and other charges-net	4.8	0.8	2.6	0.7	0.7
Share-based compensation expense	8.8	2.1	3.3	1.8	1.6
Spin-off related transaction expenses	26.6	3.7	8.4	7.8	6.7
Gain on sale of business	(53.5)	(53.5)	—	—	—
Disposition-related expenses	6.5	4.5	1.5	0.5	—
Acquisition-related expenses	0.7	—	0.3	0.2	0.2
Total Non-GAAP adjustments	116.7	(16.7)	44.5	33.1	55.8

Non-GAAP adjusted EBITDA	$167.6	$31.3	$63.4	$40.8	$32.1

Net sales	$987.5	$216.9	$290.6	$255.2	$224.8
Non-GAAP adjusted EBITDA margin %	17.0%	14.4%	21.8%	16.0%	14.3%

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of September 30, 2019 and 2018 and December 31, 2018

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2019		December 31, 2018		September 30, 2018
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	144.6		45.3		90.9
Amount available under the Revolving Facility	155.4		254.7		209.1

Usage
Borrowings under the Revolving Facility	—		—		—
Impact on availability related to outstanding letters of credit	—		—		—
Amount used under the Revolving Facility	—		—		—

Availability under the Revolving Facility	155.4		254.7		209.1

Cash (2)	32.1		47.3		56.2

Net Available Liquidity	$187.5		$302.0		$265.3

Short-term debt	$—		$—		$—
Long-term debt	364.1		362.7		397.2
Total debt	$364.1		$362.7		$397.2

Non-GAAP adjusted EBITDA for the twelve months ended September 30, 2019 and 2018, and the year ended December 31, 2018	$130.3		$154.9		$167.6

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	2.8	x	2.3	x	2.4	x

Non-GAAP Net Debt (defined as total debt less cash)	$332.0		$315.4		$341.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by non-GAAP adjusted EBITDA)	2.5	x	2.0	x	2.0	x

(1)

The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were no outstanding borrowings under the Revolving Facility as of September 30, 2019. Based on the Company’s results of operations for the twelve months ended September 30, 2019 and existing debt, the Company would have had the ability to utilize an incremental $155.4 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

(2)

Approximately 38% of cash as of September 30, 2019, 37% of cash as of December 31, 2018 and 54% of cash as of September 30, 2018 was located outside of the U.S. The Company repatriated excess cash at its foreign subsidiaries to the U.S. during the nine months ended September 30, 2019 and does not plan to make additional cash repatriations during the fourth quarter of 2019.